As filed with the Securities and Exchange Commission on March 25, 2021
                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
CLOUDERA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2922329
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Cloudera, Inc.
5470 Great America Parkway
Santa Clara, CA 95054
(Address of Principal Executive Offices) (Zip Code)

2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full Title of the Plans)
______________________

Robert Bearden
Chief Executive Officer
Cloudera, Inc.
5470 Great America Parkway
Santa Clara, CA 95054
(Name and Address of Agent for Service)
(650) 362-0488
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Tad Freese, Esq. Phillip Stoup, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600		David Howard, Esq., Chief Legal Officer Jay Wedge, Esq., Associate General Counsel Cloudera, Inc. 5470 Great America Parkway Santa Clara, CA 95054 (650) 362-0488

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the Registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00005 per share, reserved for future issuance pursuant to:
- the 2017 Equity Incentive Plan	14,561,036(2)	$12.38(4)	$180,265,625.68	$19,667
- the 2017 Employee Stock Purchase Plan	2,912,207(3)	$10.52(5)	$30,636,417.64	$3,342
TOTAL	17,473,243	N/A	$210,902,043.32	$23,009
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2) Represents an automatic increase to the number of shares available for issuance under the 2017 Equity Incentive Plan (the “2017 Plan”) equal to 5% of the Registrant’s total issued and outstanding shares as of January 31, 2021. The increase was effective as of February 1, 2021.
(3) Represents an automatic increase to the number of shares available for issuance under the 2017 Employee Stock Purchase Plan (the “2017 ESPP”) equal to 1% of the Registrant’s total outstanding shares as of January 31, 2021. The increase was effective as of February 1, 2021.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 23, 2021.
(5) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 23, 2021, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2017 ESPP.

    REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Cloudera, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 14,561,036 shares of common stock under the Registrant’s 2017 Equity Incentive Plan and an additional 2,912,207 shares of common stock under its 2017 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Commission on March 27, 2020 (Registration No. 237446), March 29, 2019 (Registration No. 333-230638), April 4, 2018 (Registration No. 333-224134) and on April 28, 2017 (Registration No. 333-217522) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the Commission on March 25, 2021;

(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38069) filed with the Commission on April 24, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.    Exhibits.

    The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.01	Restated Certificate of Incorporation.	10-Q	001-38069	3.01	June 9, 2017
4.02	Amended and Restated Bylaws.	8-K	001-38069	3.01	March 26, 2020
4.03	Form of Common Stock Certificate.	S-1	333-217071	4.01	March 31, 2017
5.01	Opinion of Latham & Watkins LLP					X
23.01	Consent of Independent Registered Public Accounting Firm					X
23.02	Consent of Latham & Watkins LLP (contained in Exhibit 5.01)					X
24.01	Power of Attorney (included on the signature page to this Registration Statement)					X
99.01	2017 Equity Incentive Plan, and forms of agreement thereunder	S-1/A	333-217071	10.03	April 10, 2017
99.02	2017 Employee Stock Purchase Plan, and forms of agreement thereunder	S-1/A	333-217071	10.04	April 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of March, 2021.

Cloudera, Inc.
By:	/s/ Robert Bearden
Robert Bearden
Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert Bearden and Jim Frankola, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Bearden	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2021
Robert Bearden
/s/ Jim Frankola	Chief Financial Officer (Principal Financial Officer)	March 25, 2021
Jim Frankola
/s/ Scott Reasoner	Chief Accounting Officer (Principal Accounting Officer)	March 25, 2021
Scott Reasoner
/s/ Paul Cormier	Director	March 25, 2021
Paul Cormier
/s/ Peter Fenton	Director	March 25, 2021
Peter Fenton
/s/ Gary Hu	Director	March 25, 2021
Gary Hu
/s/ Kevin Klausmeyer	Director	March 25, 2021
Kevin Klausmeyer
/s/ Jesse Lynn	Director	March 25, 2021
Jesse Lynn
/s/ Rose Schooler	Director	March 25, 2021
Rose Schooler
/s/ Michael A. Stankey	Director	March 25, 2021
Michael A. Stankey